Exhibit 99.1

Cerecor Inc. Reports First Quarter 2017 Financial Results

BALTIMORE – (Marketwired) – May 09, 2017 – Cerecor Inc. (NASDAQ: CERC), a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced its financial results for the first quarter of 2017.

“In the first quarter, we continued preparing CERC-501 for a Phase 2/3 study in major depressive disorder (MDD) and, more recently, we reported proof-of-concept data that provide additional support for developing CERC-501 as an adjunctive therapy in MDD,” said Dr. Uli Hacksell, President and Chief Executive Officer. “We are also pleased that we recently completed a private offering with Armistice Capital that should allow us to complete the preparations of CERC-501 and CERC-611for planned clinical trials and support the company’s operations through 2017.”

2017 Recent Highlights

Research and Development:
CERC-501

•	Encouraging results reported from a small proof of concept study in therapy-resistant patients with major depressive disorder, or MDD;

•	Three on-going external experimental Phase 2 studies continue to recruit patients.

Business and Financings:

•	Completed a $5 million private placement with Armistice Capital to advance our Company’s research and development activities.

•
Due to the private placement, the Company believes it has satisfied the stockholders’ equity requirement for continued listing with NASDAQ. The Company will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Exhibit 99.1

First Quarter 2017 Financial Results
Cerecor reported a net loss of $2.0 million, or $0.19 per share, for the first quarter of 2017, compared to a net loss of $5.1 million, or $0.59 per share, for the first quarter of 2016.

Grant revenue was $0.4 million for the first quarter of 2017 and consisted primarily of revenue earned from our research and development grant awarded by the National Institute on Alcohol Abuse and Alcoholism at the National Institutes of Health (the “NIAAA Grant”). This grant provides us with additional resources to continue the development of CERC-501 for the treatment of alcohol use disorder. The Company did not have grant revenue for the first quarter of 2016 as grants were awarded later in 2016.

Research and development (“R&D”) expenses decreased to $1.0 million for the first quarter of 2017, compared to $2.3 million for the first quarter of 2016. This decrease was driven primarily by the completion of the development of our Phase 2 clinical trials for CERC-301 and CERC-501 in late 2016.

General and administrative (“G&A”) expenses decreased to $1.3 million for the first quarter of 2017, compared to $2.6 million for the first quarter of 2016. This decrease was driven primarily by a reduction in executive salaries during the first quarter of 2017 and stock compensation expense of $0.6 million related to modification of stock grants in the first quarter of 2016.

As of March 31, 2017, cash and cash equivalents were $3.0 million and current liabilities were $2.7 million. On April 27, 2017, we sold additional shares of our common and preferred stock under a stock purchase agreement with Armistice Capital for gross proceeds of $5.0 million.

About Cerecor
Cerecor is a biopharmaceutical company developing innovative drug candidates to make a difference in the lives of patients with neurological and psychiatric disorders. Cerecor has a portfolio of novel clinical and preclinical compounds that we are developing for a variety of indications.

CERC-501 is a potent and selective kappa opioid receptor antagonist being developed as an adjunctive treatment of major depressive disorder (“MDD”). CERC-501 has been observed to have positive activity in animal models of depression, and it has been generally well tolerated in four human clinical trials. Currently, three externally funded clinical trials are being conducted to evaluate the use of CERC-501 in treating depressive symptoms, stress-related smoking relapse and cocaine addiction. One trial is being conducted under the auspices of the National Institute of Mental Health, the second trial is a collaboration between Cerecor and Yale University with funding from the National Institutes of Health and the third trial is being conducted at Rockefeller University Hospital with funding from a private foundation.

CERC-301 is an oral, NR2B specific N-methyl-D-aspartate (“NMDA”) receptor antagonist being developed as an oral, adjunctive treatment for patients with MDD who are failing to achieve an

Exhibit 99.1

adequate response to their current antidepressant treatment. We believe CERC‑301 has the potential to produce a significant reduction in depression symptoms in a matter of days, as compared to weeks or months with conventional therapies, because it specifically blocks the NMDA receptor subunit 2B. We believe this mechanism of action may provide rapid and significant antidepressant activity without the adverse side effect profile of non‑selective NMDA receptor antagonists, such as ketamine.

CERC-611 is a potent and selective Transmembrane AMPA Receptor Regulatory Proteins-γ8-dependent α-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid receptor antagonist, which we plan to develop as an adjunctive therapy for the treatment of partial-onset seizures with or without secondarily generalized seizures in patients with epilepsy.

Cerecor’s brain penetrant catechol‑O‑methyltransferase inhibitors, including CERC-406, are in preclinical development and may have potential procognitive activity.

For more information about the Company and its products, please visit www.cerecor.com or contact Mariam E. Morris, Chief Financial Officer, at (410) 522-8707.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor's control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "continue," "seeks," "aims," "predicts," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions (including their use in the negative), or by discussions of future matters such as Cerecor’s pursuit of potential strategic alternatives, the development of product candidates or products, potential attributes and benefits of product candidates, the expected timing of the commencement of clinical trials, the expected timing of data from clinical trials, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor's management but are subject to significant risks and uncertainties, including those detailed in Cerecor's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Exhibit 99.1

Cerecor Inc.
Condensed Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2017 (a)	2016(a)
Grant revenue	$384	$—
Operating expenses:
Research and development	953	2,293
General and administrative	1,330	2,649
Loss from operations	(1,899)	(4,942)
Other income (expense):
Change in fair value of warrant liability and unit purchase option liability	(4)	(47)
Interest income (expense), net	(58)	(151)
Total other income (expense)	(62)	(198)
Net loss	$(1,961)	$(5,140)
Net loss per share of common stock, basic and diluted	$(0.19)	$(0.59)
Weighted-average shares of common stock outstanding, basic and diluted	10,216,014	8,650,143

(a)
The condensed statements of operations for the three months ended March 31, 2017 and 2016 have been derived from the reviewed financial statements but do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Exhibit 99.1

Cerecor Inc.
Condensed Balance Sheets
(in thousands)

	March 31,	December 31,
	2017 (a)	2016 (a)

Assets
Current assets:
Cash and cash equivalents	$3,002	$5,128
Grants receivable	187	133
Prepaid expenses and other current assets	250	391
Restricted cash, current portion	20	11
Total current assets	3,459	5,663
Property and equipment, net	39	43
Restricted cash, net of current portion	63	63
Total assets	$3,561	$5,769
Liabilities and stockholders’ equity
Current liabilities	$2,737	$4,312
License obligations	1,250	1,250
Liabilities	3,987	5,562
Stockholders’ equity	(426)	207
Total liabilities and stockholders’ equity	$3,561	$5,769

(a)
The condensed balance sheets as of March 31, 2017 and December 31, 2016 have been derived from the reviewed and audited financial statements, respectively. They do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.